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                                                       Exhibit A


              NEW ENGLAND ELECTRIC RESOURCES, INC.
                          Balance Sheet
                       September 30, 1995
               (Unaudited, Subject to Adjustment)




ASSETS
------

Current assets:
 Cash                                                $   170,615
 Accounts receivable                                     299,521
 Tax benefit receivable                                  358,452
                                                     -----------
    Total current assets                             $   828,588
                                                     -----------

Investment in Separation Technologies, Inc., at cost     999,999
Deferred charges and other assets                        225,630
                                                     -----------
    Total other assets                               $ 1,225,629
                                                     -----------
Total assets                                         $ 2,054,217
                                                     ===========

LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------

Current liabilities:
 Accounts payable to associated companies           $    35,841
 Accounts payable                                        14,753
                                                    ------------
    Total current liabilities                       $    50,594
 Accumulated Deferred Income Taxes                      299,400
                                                    ------------
Total liabilities                                   $   349,994

Parent company's investment:
 Common stock, par value $1 per share                     1,000
 Subordinated notes payable to parent                 2,973,999
 Paid-in capital                                              0
 Retained deficit parent                             (1,270,776)
                                                    ------------
    Total parent company's investment               $ 1,704,223
                                                    ------------
Total liabilities and parent company's investment   $ 2,054,217
                                                    ============